EXHIBIT 10.4

On this 15th Day of July, 2013, Andrew Jolley (“Mr. Jolley”) as the sole holder of the one outstanding unit referred to as the “Limited Partnership Interest” of Equisource Hotel Fund I, LLP, (the “Company”) redeems and returns such Limited Partnership Interest to the Company with no further claims to such Limited Partnership Interest.

For consideration already received, Mr. Jolley hereby redeems the Limited Partnership Interest. The Company may, with no additional liability to the Mr. Jolley, resell such Limited Partnership Interest in accordance with any and all offering documents of the Company.

/s/ Andrew Jolley
Andrew Jolley